UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): February 16, 2024

Novo Integrated Sciences, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-40089	59-3691650
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11120 NE 2nd Street, Suite 100, Bellevue, WA 98004

(Address of principal executive offices)

(206) 617-9797

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$ 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock	NVOS	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Securities Purchase Agreement

As previously reported on Form 8-K, filed on April 27, 2023, Novo Integrated Sciences, Inc. (the “Company”) entered into a securities purchase agreement (the “SPA”), dated April 26, 2023, with RC Consulting Group LLC in favor of SCP Tourbillion Monaco or registered assigns (the “Holder”), pursuant to which the Company issued an unsecured 15-year promissory note to the Holder (the “Note”) with a maturity date of April 26, 2038, in the principal sum of $70,000,000, which amount represents the $57,000,000 purchase price plus a yield (non-compounding) of 1.52% (zero coupon) per annum from the Issue Date.

The Note contains customary events of default relating to, among other things, payment defaults, breach of representations and warranties, and breach of provisions of the SPA or the Note. Upon the occurrence of any Event of Default (as defined in the Note), the Note is to become immediately due and payable, and the Company will pay to the Holder, in full satisfaction of its obligations thereunder, an amount equal to the principal amount then outstanding plus accrued interest (including any default interest) through the date of full repayment multiplied by 125% (collectively, the “Default Amount”), as well as costs, including, without limitation, legal fees and expenses, of collection, all without demand, presentment or notice.

Notice of Failure to Satisfy a Continued Listing Rule or Standard

As previously reported on Form 8-K, filed on February 15, 2024, the Company, received a notification letter (the “Notification Letter”) from The Nasdaq Stock Market, LLC (“Nasdaq”) on February 9, 2024, that it is not in compliance with the minimum bid price requirements set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing on The Nasdaq Capital Market (the “Minimum Bid Price Requirement”).

According to the SPA, the Company’s non-compliance with the Minimum Bid Price Requirement constituted an Event of Default under the terms of the SPA and Note.

Securities Purchase Agreement Waiver

On February 16, 2024, the Company and the Holder entered into a Limited Waiver (the “Waiver”) exempting any determination of non-compliance associated with the Minimum Bid Price Requirement, and is solely related to any notice of deﬁciency in accordance with the Minimum Bid Price Requirement but does not extend to any delisting associated with the Minimum Bid Price Requirement under the SPA and the Note. Nothing in the Waiver is be deemed to: (1) constitute a waiver, modiﬁcation or amendment of any other term, provision or condition of the SPA or any other instrument or agreement referred to therein; (2) prejudice any right or remedy that the Holder may now have or may have in the future under or in connection with the SPA or any other instrument or agreement referred to therein, except as otherwise set forth therein.

All other provisions and conditions of the SPA and any other documents related to the SPA remain in full force and eﬀect.

Item 7.01. Regulation FD Disclosure.

On February 20, 2024, the Company issued a press release regarding the entry of the Waiver. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information included in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth under this Item 7.01 shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Limited Waiver dated as of February 16, 2024 by and between the registrant and RC Consulting Group LLC in favor of SCP Tourbillion Monaco.
99.1	Press release issued by the registrant on February 20, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novo Integrated Sciences, Inc.

Dated: February 20, 2024	By:	/s/ Robert Mattacchione
Robert Mattacchione
Chief Executive Officer